EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Revised First Quarter Results

FITZGERALD, Ga., May 3, 2010 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN) today reported revised net income available to shareholders of $334,000, or $0.05 per diluted share for the first quarter of 2010, down from first quarter 2009 net income available to shareholders of $763,000 or $0.11 per diluted share. The Company previously released first quarter results on April 23, 2010 that reported net income available to shareholders of $580,000. The reduction of $246,000 in net income available to shareholders resulted from recognition of FAS 166 accounting standards that is effective for reporting periods on or after January 1, 2010. The Company previously included premiums realized from the transfer (sale) of SBA guaranteed loans into the secondary market of $246,000 net of taxes, however adherence to FAS 166 requires the transfer (sale) of SBA loans not be booked as such until after an obligatory 90-day potential "buy-back" period has passed. After the 90-day period, the premiums will be re-booked and included in second quarter 2010 income.

The continued downturn of the housing and real estate market and the economy in general has contributed to financial results well below our historic standard. "Credit issues and a challenging recessionary period have created an unprecedented operating environment for Colony and the entire banking industry. Though first quarter earnings are below our historic standards, our pre-tax, pre-provision core earnings continue to provide strong support for our loan loss provisions needed to cover the decline in collateral values in the real estate dependent and income producing real estate loans of our loan portfolio.  The pace of problem loan formation has slowed from prior periods and we are beginning to see some slight but positive signs of economic improvement. Although we are encouraged with the early signs of economic recovery, there is much work remaining to reduce our non-performing assets to an acceptable level. We remain committed to an aggressive posture in addressing our problem loans in a timely and prudent manner," said Al D. Ross, President and Chief Executive Officer.

Colony continues to maintain a favorable capital position to be categorized as "well-capitalized" by regulatory benchmarks. At March 31, 2010, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 8.44 percent, 12.86 percent and 14.14 percent, respectively, compared to 8.30 percent, 11.79 percent  and 13.07 percent, respectively, at December 31, 2009. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00%, respectively.   During first quarter 2010, the Company strengthened its capital position by accepting subscriptions of several accredited investors in a private placement stock offering. The offering was closed on March 30, 2010 with proceeds realized of $5.08 million.

During the first quarter of 2010, the Company reported net interest income of $9.68 million and a net interest margin of 3.16 percent, compared to $9.06 million and 3.06 percent, respectively, for first quarter 2009. The Company continues to work toward increased net interest income by improving deposit and loan pricing, while at the same time minimizing interest rate risk exposure by extending some liabilities to longer maturities in anticipation of higher interest rates in the future and maintaining higher levels of liquidity for balance sheet structuring. Extending liabilities and maintaining higher liquidity levels will pressure our net interest margin in the near term, but we feel prudent for interest rate risk management in the current low interest rate environment.

The Company continues to closely monitor our real estate dependent loans and focus on asset quality. Non-performing assets increased slightly from December 31, 2009 to $53.7 million, or 5.94 percent of total loans and other real estate owned as of March 31, 2010. This compares to $53.4 million, or 5.62 percent as of December 31, 2009 and $53.1 million, or 5.45 percent as of March 31, 2009. The level of non-performing assets ties directly to the elevated risk in our residential and land development loan portfolio and has resulted in higher than normal loan loss provisions in 2010, 2009 and 2008.  The Company was able to reduce loan loss provisions from the same year ago period as the first quarter 2010 provision for loan losses was $3.25 million compared to $4.23 million for the same 2009 period. Unusually high levels of loan loss provision have been required as company management addresses asset quality deterioration associated with the housing and real estate downturn.  Until we see stabilization in the economy and the housing and real estate market, we expect problem assets and charge-offs to be elevated above historical levels as we work through our problem assets.

In the first quarter of 2010 net charge-offs were $4,955,000, or 0.55 percent of average loans as compared to net charge-offs of $2,245,000, or 0.23 percent of average loans in first quarter 2009. The loan loss reserve was $29.70 million on March 31, 2010, or 3.35 percent of total loans compared to $31.40 million on December 31, 2009, or 3.37 percent of total loans and compared to $19.00 million, or 1.97 percent on March 31, 2009.  Management believes that the first quarter 2010 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of classified assets to be adequately reserved at March 31, 2010.

Other significant factors negatively impacting first quarter 2010 earnings were FDIC insurance assessments and credit related expenses. While the banking industry has sustained significant bank failures during the past several quarters, the FDIC insurance fund has fallen to levels requiring increased insurance assessments in order to maintain an adequate FDIC insurance reserve level. As a result rates utilized for quarterly insurance assessments have increased. First quarter 2010 FDIC insurance assessments total $527,000 compared to $404,000 for the same 2009 period. Also, the increased activity in non-performing assets resulted in foreclosure and repossession expense increasing to $343,000 for first quarter 2010 compared to $231,000 for the same 2009 period.   In addition, write-downs on OREO property and the loss from sale of OREO property resulted in losses of $780,000 for first quarter 2010 compared to a gain of $9,000 for the same year ago period.

The Company had total assets of $1,300,527,000, gross loans of $885,281,000, total deposits of $1,056,010,000 and total equity of $94,765,000 at March 31, 2010. Total equity to total assets was 7.29 percent at March 31, 2010 compared to 8.54 percent at March 31, 2009.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	03/31/10	03/31/09	03/31/10	03/31/09
Net Interest Income	$9,678	$9,060	$9,678	$9,060
Provision for Loan Losses	3,250	4,225	3,250	4,225
Non-interest Income	2,540	3,958	2,540	3,958
Non-interest Expense	8,313	7,357	8,313	7,357
Income Taxes	(29)	358	(29)	358
Net Income	684	1,078	684	1,078
Preferred Stock Dividend	350	315	350	315
Net Income Available to
Common Shareholders	334	763	334	763

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	03/31/10	03/31/09	03/31/10	03/31/09
Common Shares Outstanding	8,445,208	7,231,163	8,445,208	7,231,163
Weighted Average Basic Shares	7,256,062	7,202,865	7,256,062	7,202,865
Weighted Average Diluted Shares	7,256,062	7,202,865	7,256,062	7,202,865
Earnings Per Basic Share (b)	$0.05	$0.11	$0.05	$0.11
Earnings Per Diluted Share (b)	$0.05	$0.11	$0.05	$0.11
Dividends Declared Per Share	$0.00	$0.0975	$0.00	$0.0975
Common Book Value Per Share	$7.98	$11.38	$7.98	$11.38
Tangible Common Book Value Per Share	$7.94	$11.00	$7.94	$11.00

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	03/31/10	03/31/09	03/31/10	03/31/09
Net Interest Margin (a)	3.16%	3.06%	3.16%	3.06%
Return on Average Assets (b)	0.10%	0.24%	0.10%	0.24%
Return on Average Total Equity (b)	1.48%	3.63%	1.48%	3.63%
Efficiency (c)	72.40%	68.24%	72.40%	68.24%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c) Computed by dividing non-interest expense by the sum of fully taxable-
equivalent net interest income and non-interest income and excluding security gains/losses and goodwill impairment expenses.

	QUARTER ENDED
ENDING BALANCES	03/31/10	03/31/09
Total Assets	$1,300,527	$1,283,005
Loans, Net of Reserves	855,486	943,674
Allowance for Loan Losses	29,696	18,996
Goodwill	--	2,412
Intangible Assets	322	358
Deposits	1,056,010	1,011,695
Common Shareholders' Equity	67,371	82,277
Common Equity to Total Assets	5.18%	6.41%
Total Equity	94,765	109,527
Total Equity to Total Assets	7.29%	8.54%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	03/31/10	03/31/09	03/31/10	03/31/09
Total Assets	$1,303,542	$1,268,612	$1,303,542	$1,268,612
Loans, Net of Reserves	875,839	939,326	875,839	939,326
Deposits	1,057,087	999,172	1,057,087	999,172
Common Shareholders' Equity	62,963	84,118	62,963	84,118
Total Equity	90,335	108,318	90,335	108,318

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	03/31/10	03/31/09	03/31/10	03/31/09
Nonperforming Loans	$34,745	$40,166	$34,745	$40,166
Nonperforming Assets	53,723	53,130	53,723	53,130
Net Loan Chg-offs (Recoveries)	4,955	2,245	4,955	2,245
Reserve for Loan Loss to Gross Loans	3.35%	1.97%	3.35%	1.97%
Reserve for Loan Loss to Non--
performing Loans	85.47%	47.29%	85.47%	47.29%
Reserve for Loan Loss to Non--
performing Assets	55.28%	35.75%	55.28%	35.75%
Net Loan Chg-offs (Recoveries)
to Avg. Gross Loans	0.55%	0.23%	0.55%	0.23%
Nonperforming Loans to Gross Loans	3.92%	4.17%	3.92%	4.17%
Nonperforming Assets to Total Assets	4.13%	4.14%	4.13%	4.14%
Nonperforming Assets to Total Loans
And Other Real Estate	5.94%	5.45%	5.94%	5.45%

Quarterly Comparative Data (in thousands, except per share data)

	1Q2010	4Q2009	3Q2009	2Q2009	1Q2009

Assets	$1,300,527	$1,307,089	$1,290,891	$1,294,575	$1,283,005
Loans	855,486	899,851	949,629	945,309	943,674
Deposits	1,056,010	1,057,585	1,015,414	1,016,539	1,011,695
Common Shareholders' Equity	67,371	61,918	76,746	76,409	82,277
Total Equity	94,765	89,275	104,067	103,694	109,527
Net Income	684	(14,233)	368	(6,397)	1,078
Net Income Available to
Common Shareholders	334	(14,583)	18	(6,747)	763
Net Income Per Share	0.05	(2.02)	0.00	(0.94)	0.11
Dividends Declared Per Share	0.00	0.00	0.00	0.0488	0.0975

Key Performance Ratios	1Q2010	4Q2009	3Q2009	2Q2009	1Q2009

Return on Assets (1)	0.10%	(4.49)%	0.01%	(2.10)%	0.24%
Return on Equity (1)	1.48%	(57.78)%	0.07%	(32.81)%	3.63%
Common Equity to Total Assets	5.18%	4.74%	5.95%	5.90%	6.41%
Total Equity to Total Assets	7.29%	6.83%	8.06%	8.01%	8.54%
Net Interest Margin	3.16%	3.36%	3.38%	3.28%	3.06%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)
	Mar. 31, 2010	Mar. 31, 2009
	(unaudited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$22,360	$21,485
Federal Funds Sold	25,527	--
	47,887	21,485
Interest-Bearing Deposits	30,847	373
Investment Securities
Available for Sale, at Fair Value	277,919	244,549
Held for Maturity, at Cost (Fair Value of $57 and
$64 as of Mar. 31, 2010 and Mar. 31, 2009, Respectively)	55	62
	277,974	244,611
Federal Home Loan Bank Stock, at Cost	6,345	6,345
Loans	885,281	962,822
Allowance for Loan Losses	(29,696)	(18,996)
Unearned Interest and Fees	(99)	(152)
	855,486	943,674
Premises and Equipment	28,457	29,579
Other Real Estate	18,846	12,964
Goodwill	--	2,412
Other Intangible Assets	322	358
Other Assets	34,363	21,204
Total Assets	$1,300,527	$1,283,005

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$80,562	$70,365
Interest-Bearing	975,448	941,330
	1,056,010	1,011,695

Borrowed Money
Federal Funds Purchased	--	1,178
Securities Sold Under Agreements to Repurchase	25,000	40,000
Subordinated Debentures	24,229	24,229
Other Borrowed Money	95,784	91,000
	145,013	156,407

Other Liabilities	4,739	5,376

Stockholders' Equity
Preferred Stock, Par Value $1,000; Authorized 10,000,000
Shares, Issued 28,000 Shares	27,394	27,250
Common Stock, Par Value $1; Authorized 20,000,000
Shares, Issued 8,445,208 and 7,231,163 Shares	8,445	7,231
Paid in Capital	29,117	25,407
Retained Earnings	29,851	51,326
Restricted Stock- Unearned Compensation	(128)	(314)
Accumulated Other Comprehensive Loss, Net of Tax	86	(1,373)
	94,765	109,527
Total Liabilities and Stockholders' Equity	$1,300,527	$1,283,005

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Three Months Ended
	03/31/10	03/31/09	03/31/10	03/31/09
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$13,432	$14,197	$13,432	$14,197
Federal Funds Sold	26	5	26	5
Deposits with Other Banks	3	--	3	--
Investment Securities
U. S. Government Agencies	1,676	2,047	1,676	2,047
State, County and Municipal	25	88	25	88
Corporate Obligations/Asset-Backed Sec.	56	123	56	123
123 Dividends on Other Investments	4	--	4	--
	15,222	16,460	15,222	16,460
Interest Expense
Deposits	4,440	6,173	4,440	6,173
Federal Funds Purchased and Repurchase
Agreements	186	232	186	232
Borrowed Money	918	995	918	995
	5,544	7,400	5,544	7,400
Net Interest Income	9,678	9,060	9,678	9,060
Provision for Loan Losses	3,250	4,225	3,250	4,225
Net Interest Income After Provision for Loan Losses	6,428	4,835	6,428	4,835

Noninterest Income
Service Charges on Deposits	907	988	907	988
Other Service Charges, Commissions and Fees	270	236	270	236
Mortgage Fee Income	61	98	61	98
Securities Gains	781	2,317	781	2,317
Other	521	319	521	319
	2,540	3,958	2,540	3,958
Noninterest Expense
Salaries and Employee Benefits	3,554	3,807	3,554	3,807
Occupancy and Equipment	1,108	1,009	1,108	1,009
Other	3,651	2,541	3,651	2,541
	8,313	7,357	8,313	7,357

Income Before Income Taxes	655	1,436	655	1,436
Income Taxes	(29)	358	(29)	358
Net Income	684	1,078	684	1,078

Preferred Stock Dividends	350	315	350	315

Net Income Available to Common Shareholders	$334	$763	$334	$763

Net Income Per Share of Common Stock
Basic	$0.05	$0.11	$0.05	$0.11
Diluted	$0.05	$0.11	$0.05	$0.11
Weighted Average Basic Shares Outstanding	7,256,062	7,202,865	7,256,062	7,202,865
Weighted Average Diluted Shares Outstanding	7,256,062	7,202,865	7,256,062	7,202,865
CONTACT:  Colony Bankcorp, Inc.
          Terry L. Hester, Chief Financial Officer
          (229) 426-6002